EXHIBIT 10.7


                             EMPLOYMENT AGREEMENT

This Employment Agreement, dated as of October 1, 2004 (this "Agreement'), is by and between American Home Mortgage Holdings, Inc., a Delaware corporation having a place of business at 538 Broadhollow Road, Melville, NY 11747 (the "Company"), and Dena Kwaschyn, currently residing at [ ] (the "Executive").

            Whereas the Company wishes to assure itself of the services of the Executive, and the Executive desires to be employed by the Company, upon the terms and conditions hereinafter set forth.

            The Company and the Executive hereby agree as follows:

            1. Employment. The Company agrees to employ the Executive, and the Executive hereby accepts such employment by the Company during the term set forth in Section 2 and on the other terms and conditions of this Agreement.

            2. Term. The term of this Agreement shall commence on October 1, 2004, and shall continue until the Executive resigns or is discharged, in which case the agreement continues through four weeks following the resignation or discharge date

            3. Position, Duties and Responsibilities, Rights.

            (a) During the term of this Agreement, the Executive shall serve as, and be elected to and hold the office and title of Executive Vice President, Operations, and shall report to the Deputy Chief Administrative Officer ("DCAO") of the Company, or such other similarly situated officer designated by the Company's Chief Executive Officer. As such, the Executive shall have all of the powers and duties usually incident to such office.

            (b) During the term of this Agreement, the Executive agrees to devote substantially all the Executive's time, efforts and skills to the affairs of the Company during the Company's normal business hours, except for vacations, illness and incapacity, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods to (i) manage the Executive's personal investments, (ii) participate in professional, educational, public interest, charitable, civic or community activities, including activities sponsored by trade organizations, (iii) serve as a director or member of an advisory committee of any corporation not in competition with the Company or any of its subsidiaries, or as an officer, trustee or director of any charitable, educational, philanthropic, civic, social or industry organizations, or as a speaker or arbitrator; provided, however, that the performance o f the Executive's duties or responsibilities in any of such capacities does not materially interfere with the regular performance of the Executive's duties and responsibilities hereunder
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            4. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based in Melville, New York, and shall not be required to be absent from there on travel status or otherwise for more than a reasonable time each year as necessary or appropriate for the performance of the Executive's duties hereunder.

            5. Compensation

            (a) During the term of this Agreement, the Company shall pay the Executive, and the Executive agrees to accept a base salary at the rate of not less than $375,000.00 per year (the annual base salary as increased from time to time during the term of this Agreement being hereinafter referred to as the "Base Salary'). The Base Salary shall be paid in installments no less frequently than monthly. Any increase in Base Salary or other compensation shall not limit or reduce any other obligation of the Company hereunder, and once established at an increased specified rate, the Executive's Base Salary hereunder shall not thereafter be reduced.

            (b) During the term of this Agreement, the Company shall, after the close of each calendar year, pay the Executive an objective achievement bonus, the amount of which will be determined by the DCAO. To determine the amount of the objective achievement bonus for a given year, the DCAO will consider whether the Executive achieved the objectives set forth in the Executive's business plan for that calendar year. If the DCAO determines that the objectives were achieved, the DCAO will award the Executive an objective achievement bonus of 17.50% of Base Salary. If the objectives were surpassed, the DCAO may award a greater amount, if the objectives were only partially achieved, it may award a lesser amount. Objective achievement bonuses for a given year will be paid no later than the last day of March of the succeeding year.

            (c) During the term of this Agreement, the Company shall, after the close of each calendar year, pay the Executive a company performance award the amount of which will be determined by the DCAO. To determine the amount of the company performance award for a given year, the DCAO will consider whether the Company achieved the objectives set forth in the Company's business plan for that calendar year. Additionally, the DCAO will consider the appreciation or depreciation of the Company's share price compared to its peer group and the Company's return equity compared to its peer group. The DCAO's determination will be made in good faith after an analytic review. The amount of the company performance award will be targeted at 6.25% of Base Salary, but may be a greater or lesser amount based on the above-mentioned criteria. Company performance bonuses for a given year will be paid no later than the last day of March of the succeeding year.

            (d) During the term of this Agreement, the Company shall pay the Executive a discretionary management evaluation bonus, with the amount of said bonus to be determined by the DCAO. The amount of the management evaluation bonus will be targeted at 6.25% of Base Salary, but may be a greater or lesser amount. The DCAO will determine the actual amount of the management evaluation bonus for a given year based

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on the DCAO's evaluation of the Executive's overall performance during the year.
Management evaluation bonuses for a given year will be paid no later than the last day of March of the succeeding year.

            (e) Notwithstanding the foregoing, the Executive shall not be entitled to any unpaid bonuses if she is no longer employed by the Company as of the payment date.

            (f) The Executive will be eligible to participate in the Company's stock option plan. Upon execution of this Agreement and the execution of a Stock Option Grant Agreement in a form customarily utilized by the Company, the Executive shall receive an option award for 10,000 shares of the existing class of the common stock of the Company. One-half of the award (5,000 shares) shall vest and be exercisable two years following the date this Agreement is executed. The remainder of the award (5,000 shares) shall vest and be exercisable three years following the date this Agreement is executed. The complete terms of the option award will be governed by the Company's 1999 Omnibus Stock Option Plan.

            (g) During the term of this Agreement, the Executive shall be entitled to fringe benefits, in each case at least equal to and on the same terms and conditions as those attached to the Executive's office on the date hereof, as the same may be improved from time to time during the term of this Agreement. The Company shall directly pay the pre-tax cost of medical and dental health insurance benefits in accordance with the attached Schedule 1.

            (h) During the term of this Agreement, the Executive shall also be entitled to reimbursement, upon proper accounting, of all reasonable expenses and disbursements incurred by the Executive in the course of the Executive's duties.

            6. Employment At Will; Severance. Employment hereunder shall be at all times "at will". The Company may discharge the Executive and terminate this Agreement at any time and for any reason, and the Executive may terminate his employment with the Company for any reason.

            If the Company discharges the Executive, it will deliver a notice letter of discharge pursuant to the notice provisions of Section 12 herein that will state whether the Executive has been discharged for Cause or without Cause. If the Executive chooses to resign, the Executive will deliver a notice letter of resignation pursuant to the notice provisions of section 12 herein stating whether the resignation is for Good Reason or without Good Reason.

            If the Company discharges the Executive for Cause, the Executive will not be entitled to a severance benefit. If the Company discharges the Executive without cause the Executive will be entitled to severance of six months base salary.

            The Company may only discharge the Executive at any time for Cause:
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            (A) if the Executive fails to substantially perform the Executive's duties hereunder, other than by reason of a disability; or

            (B) if the Executive is grossly negligent or engages in gross misconduct in the performance of the Executive's duties hereunder; or

            (C) if the Executive knowingly engages in an act of dishonesty, an act of fraud or embezzlement, or any conduct resulting in a felony conviction.

            (D) if the Executive dies or becomes disabled.

            The Company may discharge the Executive due to the Executive's disability only if the Executive has suffered an accident or physical or mental illness that prevents the Executive from substantially performing the Executive's duties hereunder for six consecutive months. In such event, discharge will be without prejudice to any payments due to the Executive in respect of disability under any plan or practice of the Company.

            The Executive may resign and thereby terminate this Agreement without Good Reason. In such event, the Executive shall not be entitled to severance. The Executive may also resign and thereby terminate this Agreement for Good Reason. In such event, the Company shall pay the Executive severance equal to six months Base Salary. The Executive may resign for Good Reason only if the Company (i) reduces the Executive's rate of compensation, or (ii) if any person or entity other than, individually or collectively, the Board of Directors of American Home Mortgage Investment Corp. ("AHMIC") as constituted as of the date of this Agreement, obtains control of more than 50% of the voting securities of AHMIC, and the Executive is discharged as a result thereof, or the Executive's responsibilities are diminished as a result thereof and the Executive consequently resigns (all of the foregoing, a "Change in Control").

            7. Confidential and Proprietary Information; Company Property For the purpose of this section 7, Confidential Information shall mean all information and intellectual property owned by and proprietary to the Company, including but not limited to marketing programs such as Homebuyers Marketing and Marketing Portal, loan applications, loan files, loan file documents, accounts, customer or client information, contracts or agreements, data, records, appraisals, financial information, software, customer lists, prospective customer leads or lists, product information, strategic business plans, trade secrets, manuals, business methodology and processes, and cost and pricing policies. All Confidential Information disclosed or provided to the Executive by the Company, or developed or created by the Executive during the term of his or her employment with the Company, or developed or created by the Executive during the term of his or her employment with the Company, is, shall become, and shall at all times remain, the sole and exclusive property of the Company. The Executive agrees not to disclose the Confidential Information to any other party, except to the extent that such disclosure is reasonably necessary in order for the Executive to perform his or her responsibilities as an Executive Vice President of the Company. The Executive also

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agrees that he or she will not use the Confidential Information for any purpose other than to fulfill his or her responsibilities as an Executive Vice President of the Company.

            The Executive acknowledges, understands, and agrees that the Confidential Information is of substantial value to the Company and that, in the event of the use or disclosure of such Confidential Information in breach of this Agreement, the resulting damages will be difficult, if not impossible, to determine and that money damages will be inadequate. Therefore, without prejudice to the rights and remedies otherwise available to the Company, and in addition to such rights and remedies, the Company shall be entitled to equitable relief by way of injunction if the Executive breaches or threatens to breach any of the provisions of this Agreement relating to the Executive's use or disclosure of any of the Confidential Information.

            The Executive further acknowledges that the Company may provide the Executive with access to or use of equipment or other property owned or leased by the Company ("Company Property"). The Executive agrees to abide by all agreements and policies relating to the use of Company Property, as may be in effect or modified from time to time at the sole discretion of the Company. The Executive further agrees to promptly return in good working condition all Company Property in his or her possession upon termination of the Executive's employment with the Company for any reason, and shall be liable in damages, including but not limited to replacement cost, for any financial loss to the Company if Company Property is not returned in such manner.

            The Executive agrees that this section 7 shall survive the termination of this Agreement, and that all of the obligations of the Executive set forth in this section 7 shall remain in full force and effect after this Agreement is terminated. The Executive further agrees that, upon termination of this Agreement, he will return to the General Counsel all Confidential Information (including all copies of Confidential Information) which is then in, or which later comes into, his or her possession or custody.

            8. Non-Solicitation; Non-Disparagement The Executive agrees that:
(a) during the term of the Executive's employment with the Company, the Executive shall not, directly or indirectly, attempt to divert any of the business of the Employer, or any business which the Employer has a reasonable expectation of obtaining, by soliciting, contacting, or communicating with any customers and/or potential customers of the Company which have been derived from leads and/or lists developed and provided to the Executive by the Company; (b) during the term of the Executive's employment with the Company, and for a period of two (2) years after termination of the Executive's employment with the Company, whether such termination is voluntary or involuntary, with or without cause, the Executive shall not, directly or indirectly, influence or advise any other person to employ or solicit for employment anyone who is an executive of the Company; and (c) during the term of Executive's employment with the Company, and for a period of one (1) year after termination of the Executive's employment with the Company, whether such termination is voluntary or involuntary, with or without cause, the Executive shall not, directly or indirectly, influence or advise any person who is an executive of the Company, to leave the employment of the Company, and shall not

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employ any person who is an executive of the Company. The Executive agrees that during the term of Executive's employment with the Company, the Executive shall not, directly or indirectly, attempt to divert any of the business of the Company, or any business which the Company has a reasonable expectation of obtaining, by soliciting, contacting, or communicating with any customers or business referral sources, including but not limited to realtors, builders and affinity organizations, joint venture partners, borrowers and loan applicants, obtained by, or whose contact information is stored in the records of, the Company. The Executive expressly agrees that this section is fair and reasonable and that Executive is being adequately compensated for agreeing to the terms of this section. The Executive's obligations as set forth in this section 8 shall survive the termination of this Agreement.

            The Company and the Executive agree that neither will disparage the other, and that their representatives will not disparage either party hereto.

            9. Non-Compete. The Executive agrees that, during the term of the Executive's employment with the Company, the Executive shall not, directly or indirectly, engage, participate, make any financial investment in, or become employed by or render advisory or other services to or for any person, firm corporation or other business enterprise which is, or is reasonably likely to become engaged, directly or indirectly, in competition with the Company in any county in which the Company is doing business at the time the Executive's employment with the Company terminates. The Executive expressly agrees that this section is fair and reasonable and that the Executive is being adequately compensated for agreeing to the terms of this section.

            10. Entire Agreement: Amendment

            (a) This Agreement contains the entire understanding of the parties with Respect to the subject matter hereof and supersedes any and all other agreements between the parties, their predecessors and affiliates.

            (b) Any amendment of this Agreement shall. not be binding unless in writing and signed by both (i) the Company's DCAO and (ii) the Executive.

            11. Enforceability. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or enforceability shall not affect the validity or enforceability of any other provision of this Agreement.

            12. Notices. All notices which may be necessary or proper for either the Company or the Executive to give to the other shall be in writing and shall be sent by hand delivery, registered or certified mail, return receipt requested or overnight courier, if to the Executive, to her at [ ], and, if to the Company, to it at its principal executive offices at 538 Broadhollow Road, Melville, NY 11747, Attention: Human

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Resources Director, with a copy to the Company's General Counsel, and shall be deemed given when sent. Either party may by like notice to the other party change the address at which it is to receive notices hereunder.

            13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED

            BY, AND BE ENFORCEABLE IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



                                    American Home Mortgage Holdings, Inc,



                                    By: /s/ Dick Loeffler
                                       ---------------------------------------
                                    Name: Dick Loeffler
                                    Title: Deputy Chief Administrative Officer



                                        /s/ Dena Kwaschyn
                                    ------------------------------------------
                                    Dena Kwaschyn